UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A Amendment No. 1
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of earliest event reported: March 16, 2007

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number

1-8841	FPL GROUP, INC. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419

State or other jurisdiction of incorporation or organization: Florida
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

The sole purpose of this amendment is to amend Item 5.02 to FPL Group Inc.'s (FPL Group) Periodic Report on Form 8-K, as originally filed with the Securities and Exchange Commission on March 20, 2007, to reflect the appointment of Oliver D. Kingsley, Jr. to a committee of FPL Group's board of directors.  The remainder of the information contained in the original Form 8-K filing is not hereby amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2007, Oliver D. Kingsley, Jr. was elected to FPL Group's board of directors.  As a new director, Mr. Kingsley was granted 400 shares of FPL Group common stock under the FPL Group, Inc. Amended and Restated Non-Employee Directors Stock Plan.  These shares are not transferable until Mr. Kingsley ceases to be a member of the Board and are subject to forfeiture if he ceases to be a member of the Board within five years of his initial election, other than by reason of death or disability.  At the time of his election, no determination had been made with respect to service by Mr. Kingsley on any committee of the Board.  On May 25, 2007, FPL Group's board of directors appointed Mr. Kingsley to the Nuclear Committee of the board of directors, effective on that date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
FPL GROUP, INC. (Registrant)
Date: May 25, 2007

K. MICHAEL DAVIS

K. Michael Davis Controller and Chief Accounting Officer of FPL Group, Inc. (Principal Accounting Officer of the Registrant)